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EX-99.j
Exhibit 99(j)
ex-99_j.txt

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of The Navellier Millennium Funds and to the use of our report dated February 18, 2001 on the financial statements and financial highlights of The Navellier Top 20 Portfolio, Navellier All Cap Growth Portfolio, Navellier International Growth Portfolio, Navellier Large Cap Growth Portfolio, each a series of shares of The Navellier Millennium Funds. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2000 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

                                                        /s/ Tait, Weller & Baker
                                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 24, 2001


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